Exhibit 23.2





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 13, 2003 relating to the financial statements and financial statement schedule, which appears in SBE's Annual Report on Form 10-K for the year ended October 31, 2004.


/s/ PricewaterhouseCoopers LLP
San Francisco, California
September 20, 2005